UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2006

INTELISYS AVIATION SYSTEMS OF AMERICA INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26777	22-3662292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Bombardier Street
Shediac, New Brunswick E4P 1H9
Canada
(Address of principal executive offices)

(506) 532-8515
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership

On June 29, 2006, certain subsidiaries of InteliSys Aviation Systems of America (the “Registrant”) which were incorporated in Canada filed with the Queens Bench of the Province of New Brunswick, Canada, a Notice of Intention to make a Proposal under the Canadian Bankruptcy and Insolvency Act (the “Notice of Intention”). Such subsidiaries were the following (the “Canadian Subsidiaries”): Convergix Inc.; Cynaptec Information Systems Inc.; InteliSys Aviation Systems Inc.; InteliSys Acquisition Inc.; and InteliSys (NS) Co.

Pursuant to the above filings, each Canadian Subsidiary has thirty days from June 29, 2006 to make a proposal to its creditors. The Registrant’s management believes that the aggregate value of the assets of the Canadian Subsidiaries is substantially less than that of their liabilities to their creditors. The Registrant intends to disclose further financial information as to the assets and liabilities of the Canadian Subsidiaries on a Current Report on Form 8-K to be filed after the date hereof.

The Registrant is not included in such proceedings and is not otherwise involved in any bankruptcy proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELISYS AVIATION SYSTEMS
OF AMERICA INC.
(Registrant)

By: /s/ Ralph Eisenschmid _
Name: Ralph Eisenschmid
Title: Chief Executive Officer, Presidentand Director

Date: July 6, 2006